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                                                                       EXHIBIT 1

                        CONTINENTAL HOMES HOLDING CORP.

            $75,000,000 __% Convertible Subordinated Notes due 2005

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                               November __, 1995



PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
  As Representatives of
  the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

          Continental Homes Holding Corp., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of $75,000,000 (the "Firm Securities") principal amount of the Company's __% Convertible Subordinated
Notes due 2005 (the "Securities") to be issued pursuant to an Indenture dated as of _________, 1995 (the "Indenture"), between the Company and Manufacturers and Traders Trust Company, as Trustee (the "Trustee"). The Securities are convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional $11,250,000 principal amount of
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Securities (the "Option Securities") on the terms and for the purposes set forth in Section 1(b). The Firm Securities and the Option Securities are hereafter collectively referred to as the "Securities". The Securities will be sold to you and to the other underwriters named in Schedule I (collectively, the "Underwriters") for whom you are acting as representatives (the "Representatives").

          The purchase price for the Securities to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agree-

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ment" and to the phrase "herein" shall be deemed to include the Price
Determination Agreement.

          The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

          1.   Agreement to Sell and Purchase.
               ------------------------------

          (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of the Firm Securities set forth opposite the name of such Underwriter in Schedule I, plus such additional principal amount of Firm Securities which such Underwriter may become obligated to purchase pursuant to
Section 8 hereof, all at the purchase price, to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) and set forth in the Price Determination Agreement. If the Company elects to rely on Rule 430A (as hereinafter defined), Schedule I may be attached to the Price Determination Agreement.

          (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to

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the several Underwriters to purchase, severally and not jointly, up to
$11,250,000 principal amount of Option Securities from the Company at the same price per Security as the Underwriters shall pay for the Firm Securities. The Option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 45th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Securities Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Securities Notice (the "Option Closing Date") setting forth the aggregate number of Option Securities to be purchased and the time and date for such purchase.
On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Securities set forth in the Option Securities Notice, and each Underwriter will purchase such percentage of the Option Securities as is equal to the percentage of Firm Securities that such Underwriter is purchasing, as ad-

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justed by the Representatives in such manner as they deem advisable to avoid fractional shares.

          (c) If the Company has elected not to rely on Rule 430A, the purchase price for the Firm Securities to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such price information shall be filed before the Registration Statement becomes effective.

          (d) If the Company has elected to rely on Rule 430A, the purchase price for the Firm Securities to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

          2.  Delivery and Payment.  Delivery of the Firm Securities shall be
              --------------------
made to the Representatives for the accounts of the Underwriters against payment of the purchase price by certified or official bank check

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payable in New York Clearing House (next-day) funds to the order of the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payment shall be made at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third business day after the date on which the first bona fide offering of the Securities to the public is made by the Underwriters or at such time on such other date, not later than [five] business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

          To the extent the Option is exercised, delivery of the Option Securities against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Securities Notice.

          Certificates evidencing the Securities shall be in definitive form and shall be registered in such names and in such authorized denominations as the Representa-

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tives shall request by written notice to the Company at least two business days prior to the Closing Date or the Option Closing Date. For the purpose of expediting the checking and packaging of certificates for the Securities, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other issuance taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Securities.

          3.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents, warrants and covenants to each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. ____) on Form S-3 relating to the Securities

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and the shares of Common Stock to be delivered upon conversion thereof, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the

                                       8
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Company with the Commission in accordance with Rule 424(b) of the Rules and
Regulations promptly after execution and delivery of the Price Determination Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the

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Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with the applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the rules and regulations thereunder (the "Trust Indenture Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules

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and Regulations.  On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, and if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the

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Company by the Representatives specifically for inclusion in the Registration
Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 497 (if required), and at all subsequent times to and including the Closing Date or, if later, the Option Closing Date, the Indenture will comply with all applicable provisions of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

          (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (the "Incorporated Documents"), complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date

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shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

          (d) The financial statements of the Company and its subsidiaries set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

          (e) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, would not have a materi-

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al adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim. Except as set forth on Schedule II hereto, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries.

          (f) All of the outstanding shares of Common Stock of the Company and all other equity securities of the Company have been duly authorized and are validly issued, fully paid and non-assessable and conform to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Common Stock. Except as set forth on Schedule II, no person has any rights to the registration of securities by reason of the Company's filing the Registration Statement with the Commission or otherwise.

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          (g)  Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and there has not been any material change, on a consolidated basis, in the capital stock, current liabilities or long-term obligations of the Company and its subsidiaries taken as a whole, or any material adverse change, in the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole.

          (h) Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries is in violation, and, to the best knowledge of the Company, no director, officer, or employee of the Company or any of its subsidiaries is in violation, of any law, ordinance, administrative or governmental rule or regulation or court decree (including, without limitation, any relating to environmental regulation) applicable to it or them, and there is not pending or, to the knowledge of

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the Company, threatened any action, suit, or proceeding (including, without limitation, any relating to environmental regulation) to which the Company or any of its subsidiaries is a party, or, to the best knowledge of the Company, to which any director, officer or employee of the Company is a party, before or by any court or governmental agency or body, that in either case might result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof.

          (i) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to the Incorporated Documents by the Act or the Exchange Act or by the Rule and Regulations or the Exchange Act Rules and Regulations that have not been so filed.

          (j) Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (a) enforcement thereof

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may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and (b) with respect to this Agreement, as rights to indemnity and contribution hereunder may be limited by federal or state laws relating to securities or the policies underlying such laws.

          (k) The Indenture has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

          (l) The Securities will conform in all material respects to the description thereof in the Prospectus. The Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof and the Indenture, will have been validly issued and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by (1)

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bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when delivered upon conversion of the Securities, will have been validly issued and fully paid and will be non-assessable and free of preemptive or similar rights.

          (m) The performance of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated, including the issuance of Common Stock upon conversion of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, the charter or bylaws of the Company or any of its subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their re-

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spective properties, which breach, violation or default, with respect to any such agreement or instrument, would have a material adverse effect on the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance or sale of the Securities to be sold by the Company, except such as may be required under the Act or state securities or Blue Sky laws; and the Company has full corporate power and authority to authorize, issue and sell the Securities to be sold by it as contemplated by this Agreement and the Indenture.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (o) The Company and each of its subsidiaries has all material governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business current-

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ly conducted by it as described in the Prospectus, except such as may be necessary for the development of and construction on specific properties or as do not materially adversely affect the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right.

          (p) The Company is not in breach or violation of any of the terms and provisions of, or in default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, which breach, violation or default would have a material adverse effect on the condition (financial or other), business, net worth, results of operations or properties of the Company and its subsidiaries taken as a whole.

          (q) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as

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such terms are defined in the Investment Company Act of 1940, as amended.

          4.   Agreements of the Company.  The Company agrees with the several
               -------------------------
Underwriters as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

          (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Com-

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mission of any stop order suspending the effectiveness of the Registration
Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to

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said Rule 430A and to notify the Representatives promptly of all such filings.

          (c) The Company will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto, as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all

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dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

          (f) Prior to any public offering of the Securities by the Underwriters, the Company will cooperate with the Representatives and counsel to the Under-writers in connection with the registration or qualification of the Securities and the shares of Common Stock to be delivered upon conversion thereof for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus and the Indenture, (2) the preparation and delivery of certificates representing the Securities and the shares of Common Stock to be delivered upon conversion thereof, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping and mailing) such copies of the Registration State-ment, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (5) the listing of the Securities and the shares of Common Stock to be delivered upon conversion thereof on the New York Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Securities and the shares of Common Stock to be delivered upon conversion thereof for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company, (9) the transfer agent and registrar for the Securities and the shares of Common Stock to be delivered upon conversion thereof, (10) the rating of the Securities by one or more rating agencies and (11) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities.

          (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (other than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

          (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities or the shares of Common Stock to be delivered upon conversion thereof to facilitate the sale or resale of any of the Securities or such shares of Common Stock.

          (l) The Company will apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus under "Use of Proceeds".

          (m) The Company will not claim the benefit of any usury law against any holders of Securities.

          (n) The Company will not, and will cause Donald R. Loback to enter into an agreement with the Representatives in the form set forth in Exhibit B to the effect that he will not, for a period of 90 days after the commencement of the public offering of the Securities, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).

          5.   Conditions of Obligations of the Underwriters.  In addition to
               ---------------------------------------------
the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities and the shares of Common Stock to be delivered upon conversion thereof under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction,
(iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and signed by the Chief Executive Offi-cer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i),
(ii) and (iii).

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriters in accordance with the terms hereof and thereof.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Securities, at the Option Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Securities, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

          (f) The Representatives shall have received opinions, dated the Closing Date and, with respect to the Option Securities, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Cahill Gordon & Reindel, counsel to the Company, Timothy C. Westfall, general counsel to the Company, and Floyd Sayer Associates, counsel to L&W Investments, to the effect set forth in Exhibits C1, C2 and C3, respectively.

          (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Securities, the Option Closing Date, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

          (h) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Securities, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

          (i) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date and, as to the Option Securities, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

               (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

               (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

               (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

          (j) On or prior to the Closing Date, the Representatives shall have received the executed agreement referred to in Section 4(n).

          (k) The Securities and the shares of Common Stock to be delivered upon conversion thereof shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (l) Prior to the Closing Date, the Securities and the shares of Common Stock to be delivered upon conversion thereof shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

          (m) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.


          6.   Indemnification.
               ---------------
          (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any docu-ments filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus, and provided further that the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liabil-ity, charge or damage purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Securities to such person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the

Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent
misrepresentation.   The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e)  The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

          7.   Termination.  The obligations of the several Underwriters under
               -----------
this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Securities, on or prior to the Option Closing
Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Securities (or the Option Securities, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the

Company shall have been suspended by the Commission, by an exchange or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus.

          8.  Substitution of Underwriters.  If any one or more of the
              ----------------------------
Underwriters shall fail or refuse to purchase any of the Firm Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Firm Securities, the other Underwriters shall be obligated, severally, to purchase the Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the principal amount of Firm Securities which they have respectively agreed to purchase pursuant to Section I bears to the aggregate principal amount of Firm Securities which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum principal amount of Firm Securities which any Underwriter has become obligated to purchase pursuant to Section I be increased pursuant to this Section 8 by more than one-ninth of the principal amount of Firm Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or

Underwriters shall fail or refuse to purchase any Firm Securities and the aggregate principal amount of Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate principal amount of the Firm Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Securities under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          9.   Miscellaneous.  Notice given pursuant to any of the provisions of
               -------------
this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the

Company, 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253,
Attention: Donald R. Loback, Chief Executive Officer, with a copy to: Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John P. Mitchell, Esq. or (b) if to the Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department, with a copy to: Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022,
Attention: Vincent J. Pisano. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

          This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from any of the several Underwriters.

          Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Company and the Underwriters each hereby irrevocably waive any right they may have to trial by trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                         Very truly yours,

                         CONTINENTAL HOMES HOLDING CORP.

                         By:  ______________________
                              Title:

Confirmed as of the date first
above mentioned:


PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule I hereof.

By:  PAINEWEBBER INCORPORATED


By:  ________________________
     Title:



By:  SMITH BARNEY INC.


By:  ________________________
     Title:

                                   SCHEDULE I

                                  UNDERWRITERS


                                     Principal Amount
                                    of Firm Securities
     Name                            To Be Purchased
     ----                           ------------------


PaineWebber Incorporated                $
Smith Barney Inc                        $



                                        -----------
Total                                   $75,000,000
                                        ===========

                                  SCHEDULE II

1. Stock Options

          As of September 30, 1995, the Company granted and had outstanding non-qualified stock options to purchase an aggregate 219,690 shares of Common Stock under its 1988 Stock Incentive Plan and its Restated 1986 Stock Incentive Plan.

2.   6-7/8% Convertible Subordinated Notes due 2002

          The 6-7/8% Convertible Subordinated Notes due 2002 are convertible into 1,489,250 shares of Common Stock.

3.   Wade Agreement

          Until January 19, 1996, the Company has the right to buy from Kathleen and Robert Wade (the "Wades") and the Wades have the right to sell to the Company up to 488,000 shares of Common Stock of the Company held by the Wades at a price of $20.50 per share.

                                                                       EXHIBIT A


                        CONTINENTAL HOMES HOLDING CORP.

                        -------------------------------

                         PRICE DETERMINATION AGREEMENT
                         -----------------------------

                                                                October __, 1995


PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
  As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

          Reference is made to the Underwriting Agreement, dated __________, 1995 (the "Underwriting Agreement"), among Continental Homes Holding Corp., a Delaware corporation (the "Company"), and the several Underwriters named in
Schedule I thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated and Smith Barney Inc. are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of $75,000,000 (the "Firm Securities") principal amount of the Company's __% Convertible Subordinated Notes due 2005 (the "Securities") to be issued pursuant to an Indenture dated as of __________, 1995 between the Company and Manufacturers and Traders Trust Company, as Trustee. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

          Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives that the purchase price for the Firm Securities to be paid by each of the several Underwriters shall be _____% of the aggregate principal amount of the Firm Securities set forth opposite the name of such Underwriter in Schedule I attached hereto [plus accrued interest, if any, from ____, 1995 to the Closing Date].

          The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                              Very truly yours,

                              CONTINENTAL HOMES HOLDING CORP.


                              By:   ____________________
                                    Title:

Confirmed as of the date
  first above mentioned.


PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule I hereof.

By:  PAINEWEBBER INCORPORATED


By:  ________________________
     Title:


By:  SMITH BARNEY INC.


By:  ________________________
     Title:

                                                                       EXHIBIT B

                                                          [DATE]


PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
  As Representatives of the
  several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

          In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated and Smith Barney Inc. (the "Representatives") intend to act as Representatives to underwrite a proposed public offering (the "Offering") of an aggregate of $75,000,000 principal amount of __% Convertible Subordinated Notes due 2005 of Continental Homes Holding Corp., a Delaware corporation (the "Company"), as contemplated by a registration statement with respect to such securities filed with the Securities and Exchange Commission on Form S-3 (Registration No. _________), the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the commencement of the public offering of such securities, without the prior written consent of the Representatives, offer to sell, sell, contract to sell or otherwise dispose of any shares of the Company's common stock or rights to acquire shares of the Company's common stock.

                                                      Very truly yours,


                                                      By:___________________


                                                      Print Name:___________

                                                                      EXHIBIT C1


                  Form of Opinion of Cahill Gordon & Reindel,
                             Counsel to the Company
                             ----------------------


          1. Each of the Company and each of its subsidiaries, other than the Company's subsidiaries incorporated in the States of Arizona and California, has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; has all requisite corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which such counsel has been advised it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, would not have a material adverse effect on the business, net worth, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, (except as otherwise stated in the Regis-tration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim; and to the knowledge of such counsel, except as set forth on Schedule A hereto, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries.

          2. All of the outstanding shares of Common Stock and all other equity securities of the Company set forth on Schedule A hereto, have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the shares of Common Stock issuable upon conversion of the Securities.

          3. The Registration Statement has become effective under the Act; if required, the Prospectus has been filed as required by Section 3(a) hereof; and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

          4. The Registration Statement when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, appeared to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the Incorporated Documents, when they were filed with the Commission under the Exchange Act, appeared to comply as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations (it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause and as to the Statement of Eligibility on Form T-1).

          5. There is no statute or contract or other document known to such counsel of a character required to be described in the Registration Statement, the Prospectus or the Incorporated Documents or to be filed as an exhibit to the Registration Statement or the Incorporated Documents, which is not described or filed as required.

          6. The Company has full corporate power and authority to enter into this Agreement and the Indenture and to issue the Securities. Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company and each is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' and debtors' rights and remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (c) rights to indemnification and contribution hereunder may be limited by Federal and state securities laws or the policies underlying such laws.

          7. The Indenture has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

          8. The Securities conform in all material respects to the description thereof in the Prospectus. The Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Under-writers against payment therefor in accordance with the terms hereof and the Indenture, will have been validly issued and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' and debtors' rights and remedies generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when delivered upon conversion of the Securities, will have been validly issued and fully paid and will be non-assessable and free of preemptive or similar rights.

          9. The execution and delivery of this Agreement, the Indenture and the Securities, the performance of this Agreement, the Indenture and the Securities and the consummation of the transactions herein and therein contemplated, including the issuance of Common Stock upon conversion of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance or sale of the Securities to be sold by the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

          10. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention that lead them to believe either that the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading

(it being understood that such counsel is not requested to and need not express any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus and the Statement of Eligibility on Form T-1).

          In rendering the opinions set forth in this paragraph, Cahill Gordon & Reindel may rely as to matters of law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States on the opinions of foreign counsel retained by it or the Company on behalf of itself, provided that such counsel is satisfactory to you and your counsel and that a copy of such opinion is attached to the opinion of Cahill Gordon & Reindel.

                                                                  EXHIBIT (C)(2)

                    Form of Opinion of Timothy C. Westfall,
                         General Counsel to the Company
                         ------------------------------

          1. Each of the Company's subsidiaries incorporated in the State of Arizona has been duly incorporated and is an existing corporation in good standing under the laws of the State of Arizona; has all requisite corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, would not have a material adverse effect on the business, net worth, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim, and except as set forth in Schedule A hereto, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in such subsidiaries.

          2. There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of its property or assets is subject, including ordinary routine litigation incidental to its business, which are, considered in the aggregate, likely to result in any material adverse effect on the business, properties, net worth, financial position or results of operations of the Company and its subsidiaries taken as a whole.

                                                                      EXHIBIT C2

                   Form of Opinion of Floyd Sayer Associates,
                        Counsel to L&W Investments, Inc.
                        --------------------------------

          L&W Investments, Inc., a California corporation and a wholly-owned subsidiary of the Company, is a corporation duly organized and validly existing under the laws of the State of California and has the power and authority to engage in the business authorized by its Articles of Incorporation.

                                       1